                                                                Exhibit 16(e)


                                           Since Inception
  Aggregate Bond Index Fund - Class A      Average Annual       Since Inception
     April 3, 1997 to June 30, 1997        Total Return*         Total Return*
======================================     ===============      ===============
Initial Investment                          $     1,000.00       $     1,000.00

Divided by Initial Maximum Offering
  Price                                              10.00
                                           ---------------
Divided by Net Asset Value                                                10.00
                                                                ---------------
Equals Shares Purchased                            100.000              100.000

Plus Shares Acquired through Dividend
  Reinvestment                                       1.335                1.335
                                           ---------------      ---------------

Equals Shares held at Ending Period Date           101.335              101.335

Multiplied by Net Asset Value at
  Ending Period Date                                 10.16                10.16
                                           ---------------      ---------------
Equals Ending Redeemable Value (ERV)
  at Period End Date                        $     1,029.53       $     1,029.53

Divide ERV by $1000 (P)                             1.0295               1.0295

Subtract 1                                          0.0295               0.0295

Expressed as a Percentage - Equals the
  Aggregate Total Return for the Period              2.95%
                                           ===============

Expressed as a Percentage - Equals the
  Aggregate Total Return for the Period                                   2.95%
                                                                ===============

Divide ERV by $1000 (P)                             1.0295

Raise to the power of                               4.1477

Equals                                              1.1283

Subtract 1                                          0.1283

Expressed as a Percentage - Equals the
  Average Annualized Total Return for
  the Period                                        12.83%
                                           ===============


* Does NOT include sales charge for the period.


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              30 Day Standardized Yield
             For the 30 Day Period Ending

         Aggregate Bond Index Fund - Class A

                                                             30 Day Yield
                                                            ===============
Long term income generally based on
   yield to maturity times market value of each security    $    538,545.19

Plus short term income accrued for the period                     65,463.99
                                                            ---------------

Equals Total Income                                              604,009.18

Less expenses                                                     31,928.61
                                                            ---------------

Equals net monthly income for yield calculation                  572,080.57

Average shares outstanding for the period                    10,972,476.050

Times Maxium Offering Price / Net Assets Value                        10.14
                                                            ---------------

Equals total dollars                                         111,260,907.15
                                                            ---------------


Net monthly income divided by total dollars                      0.00514179

Add 1                                                            1.00514179

Raise to the power of 6                                          1.03125006

Subtract 1                                                       0.03125006

Times 2                                                         0.062500117

Expressed as a percentage equals the
    Standardized Yield for the 30 Day Period                           6.25%
                                                            ===============

Tax Rate                                                              28.00%

1 minus tax rate                                                      72.00%

Tax Equilivant 30 Day Standardized Yield                               8.68%
                                                            ===============